SECURITIES SUBSCRIPTION AGREEMENT

THIS SECURITIES SUBSCRIPTION AGREEMENT, dated as of August 1, 2006 ("Agreement"), is executed in reliance upon the exemption from registration afforded by Rule 506 promulgated under Regulation D by the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933 (“Act”), as amended and/or under any other available exemption from registration under the Act. Capitalized terms used herein and not defined shall have the meanings given to them in Rule 506 and Regulation D.

This Agreement has been executed and entered into by and between ______________ ("Buyer"), to purchase certain securities of the Seller consisting of units comprised of one share of common stock and one warrant to purchase an additional share of common stock (“Units”). Buyer hereby intends to subscribe to purchase ________ Units from Universal Tracking Solutions, Inc., a corporation organized under the laws of Nevada, with executive offices at 3317 S. Higley Rd., Suite 114-475, Gilbert, AZ 85397 (the “Seller”) at a purchase price of $0.20 per Unit, with the aggregate purchase price equaling ___________. Buyer hereby represents and warrants to, and agrees with Seller:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE AND ARE BEING ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY SECTION 3(b) OR SECTION 18 OF THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER (THE "1933 ACT"), AND RULE 506 OF REGULATION D PROMULGATED THEREUNDER.

THE SECURITIES PURCHASED UNDER THIS AGREEMENT WILL BEAR A RESTRICTIVE LEGEND REFLECTING THAT THE SHARES OF COMMON STOCK THAT ARE THE SUBJECT OF THIS AGREEMENT ARE “RESTRICTED SECURITIES” WITHIN THE DEFINITION OF REGULATION D OF THE 1933 ACT.

1. Agreement to Subscribe; Purchase Price.

(a) Subscription. The undersigned Buyer hereby subscribes for and agrees to purchase the Seller's Units consisting of shares of Seller’s common stock, par value $.0001 per share (“Common Stock”), in the amount of ________ shares at a price of $0.20 per share for a total aggregate purchase price of ________ (“Purchase Price”), which Units also include certain Warrants as set forth in that certain Warrant Agreement of even date herewith that has been entered into by and between the Seller and the Buyer.

(b) Payment. The Purchase Price for the Units shall be delivered to the Seller on the date of this Agreement, against the delivery to the Buyer of duly authorized shares of the Seller’s Common Stock, in the amount set forth above in Section 1(a) of this Agreement and upon duly authorized delivery of the Warrant Agreement and Warrant Certificates of even date herewith.

(c) Closing. Subject to the satisfaction of the conditions set forth in Sections 7, 8 and 11 below, the Closing of the transactions contemplated by this Agreement shall take place (“Closing Date”) when (i) Seller delivers the Common Stock to the Buyer, (ii) Seller executes this Agreement, the Warrant Agreement and issues the Warrant Certificates and any other transaction documents, including appropriate resolutions of its Board of Directors, and (iii) Buyer pays the Purchase Price for the Units as shown in Section 1(a) of this Agreement.

2. Buyer Representations and Covenants;

In connection with the purchase and sale of the Units, Buyer represents and warrants to, and covenants and agrees with Seller as follows:

(a) Buyer is not, and on the closing date will not be, an affiliate of Seller;

(b) Buyer is an “accredited investor” as defined in Rule 501 of Regulation D promulgated under the 1933 Act and under Section 18 of the Act, and is purchasing the Units and the securities comprising the Units for his own account and Buyer is qualified to purchase the Units under the laws of the State of Buyer’s residence.;

(c) All offers and sales of any of the Units by Buyer shall be made in compliance with any applicable securities laws of any applicable jurisdiction and in accordance with Rule 506, as applicable, of Regulation D or pursuant to any other available exemption from registration;

(d) Buyer understand that the Units, the Common Stock, the Warrant Agreement, Warrant Certificates and Warrant Shares are not registered under the 1933 Act and are being offered and sold to the Buyer in reliance on specific exemptions from the registration requirements of Federal and State securities laws, and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Buyer set forth herein and in all other collateral documents required by this transaction in order to determine the applicability of such exemptions and the suitability of Buyer to acquire the Units;

(e) Buyer shall comply with Rule 506 promulgated under Regulation D;

(f) Buyer has the full right, power and authority to enter into this Agreement and to consummate the transaction contemplated herein. This Agreement has been duly authorized, validly executed and delivered on behalf of Buyer and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally;

(g) As to any Buyer that is a corporations, the execution and delivery of this Agreement and the consummation of the purchase of the Units and the transactions contemplated by this Agreement do not and will not conflict with or result in a breach by Buyer of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws (or similar constitutive documents) of Buyer or any indenture, mortgage, deed of trust, or other material agreement or instrument to which Buyer is a party or by which it or any of its properties or assets are bound, or any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over Buyer or any of its properties or assets;

(h) All invitations, offers and sales of or in respect of, any of the Units, by Buyer and any distribution by Buyer of any documents relating to any invitation, offer or sale by them of any of the Units will be in compliance with applicable laws and regulations, will be made in such a manner that no prospectus need be filed and no other filing need be made by Seller with any regulatory authority or stock exchange in any country or any political sub-division of any country, and Buyer will make no misrepresentations nor omissions of material fact in the invitation, offer or resale of the Units;

(i) The Buyer (or others for whom it is contracting hereunder) has been advised to consult his own legal and tax advisors with respect to applicable resale restrictions and applicable tax considerations and he (or others for whom it is contracting hereunder) is solely responsible (and the Seller is not in any way responsible) for compliance with applicable resale restrictions and applicable tax legislation;

(j) Buyer understands that no Federal or State or foreign government agency has passed on or made any recommendation or endorsement of an investment in the Units;

(k) Buyer has had an opportunity to receive and review all material information and financial data and to discuss with the officers of Seller, all matters relating to the securities, financial condition, operations and prospects of Seller and any questions raised by Buyer have been answered to Buyer's satisfaction.; and

(l) Buyer acknowledges that the purchase of the Units involves a high degree of risk. Buyer has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of purchasing the Units. Buyer understands that the Units are not being registered under the 1933 Act, or under any state securities laws, and therefore Buyer must bear the economic risk of this investment for an indefinite period of time.

3. Seller Representations and Covenants.

(a) Seller is a corporation duly organized and validly existing under the laws of the State of Nevada and is in good standing under such laws with its principal executive office located in the State of Arizona. The Seller has all requisite corporate power and authority to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Seller is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where failure to so qualify would not have a material adverse effect on the Seller.

(b) There are 100,000,000 shares of Seller's Common Stock, $.0001 par value per share ("Common Stock") authorized and approximately 7,500,000 shares outstanding as of July 31, 2006. All issued and outstanding shares of Common Stock have been authorized and validly issued and are fully paid and non-assessable. There are no shares of preferred stock outstanding at the date of this Agreement.

(c) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Articles of Incorporation, and any amendments thereto, By-Laws, Stockholders Agreements and any amendments thereto of the Seller or any material mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law ordinance, rule or regulation applicable to the Seller, its properties or assets. There is no action, suit or proceeding pending, or to the knowledge of the Seller, threatened against the Seller, before any court or arbitrator or any government body, agency or official, which would have a material adverse affect on Seller’s operations or financial condition.

(d) The securities that comprise the Units when issued, will be issued in compliance with all applicable U.S. federal and state securities laws. The execution and delivery by the Seller of this Agreement and the issuance of the Common Stock will not contravene or constitute a default under any provision of applicable law or regulation. The Seller is in compliance with and conforms with, and will continue to comply with and conform with, all securities laws, state and federal, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties, including but not limited to all laws concerning investor relations, public relations, disclosures under the securities laws and broker-dealers statutes and laws.

(e) There is no material fact known to the Seller that has not been publicly disclosed by the Seller or disclosed in writing to the Buyer which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) or on the earnings, business affairs, properties or assets of the Seller, or could reasonably be expected to materially and adversely affect the ability of the Seller to perform its obligations pursuant to this Agreement. The information furnished by the Seller to Buyer for purposes of or in connection with this Agreement or any transaction contemplated hereby does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

(f) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Seller is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Common Stock, Warrants or Warrant Shares, or the consummation of any other transaction contemplated hereby, except the filing with the SEC and certain other states of a Form D Notice of Sale of Securities.

(g) There is no action, proceeding or investigation pending, or to the Seller's knowledge, threatened, against the Seller which might result, either individually or in the aggregate, in any material adverse change in the business, prospects, conditions, affairs or operations of the Seller. The Seller is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit proceeding or investigation by the Seller currently pending or which the Seller intends to initiate.

(h) There are no other material outstanding debt or equity securities presently convertible into Common Stock.

(j) The issuance, sale and delivery of the Units and the securities comprising the Units have been duly authorized by all required corporate action on the part of the Seller, and when issued, sold and delivered in accordance with the terms hereof and thereof for the consideration expressed herein and therein, will be duly and validly issued, fully paid and non-assessable. There are no pre-emptive rights of any shareholder of Seller.

(k) This Agreement has been duly authorized, validly executed and delivered on behalf of Seller and is a valid and binding agreement in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally. The Seller has all requisite right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All corporate action on the part of the Seller, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Agreement and the Common Stock has been taken. Upon their issuance to the Buyer, the Common Stock will be validly issued and non-assessable, and will be free of any liens or encumbrances.

4. Exemption; Reliance on Representations. Buyer understands that the offer and sale of the Units and the securities comprising the Units are not being registered under the 1933 Act. Seller and Buyer are relying on the rules governing offers and sales made pursuant to Rule 506 promulgated under Regulation D as well as any other available exemption from registration.

5. Delivery Instructions. The shares of Common Stock being purchased as Units offered by the Seller shall be delivered to the Buyer, and the Purchase Price, shall be delivered to the Seller.

6. Conditions To Seller's Obligation To Sell. Seller's obligation to sell the Units is conditioned upon:

(a) The receipt and acceptance by Seller of this Agreement as executed by Buyer.

(b) All of the representations and warranties of the Buyer contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date. The Buyer shall have performed or complied with all agreements and satisfied all conditions on its part to be performed, complied with or satisfied at or prior to the Closing Date.

(c) No order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Seller, be contemplated. No stop order suspending the sale of the Common Stock or Common Stock shall have been issued, and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Seller, be contemplated.

7. Conditions To Buyer' Obligation To Purchase. Buyer' obligation to purchase the Units is conditioned upon:

(a) The confirmation of receipt and acceptance by Seller of this Agreement as evidenced by execution of this Agreement by a duly authorized officer of Seller.

(b) Delivery of the Common Stock, the Warrant Agreement and the Warrant Certificates to the Buyer.

8. Miscellaneous.

(a) Entire Agreement. This Agreement, constitutes the entire agreement between the parties, and neither party shall be liable or bound to the other in any manner by any warranties, representations or covenants except as specifically set forth herein. Any previous agreement among the parties related to the transactions described herein is superseded hereby. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the restrictive successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

(b) Survival. All representations and warranties contained in this Agreement by Seller and Buyer shall survive the closing of the transactions contemplated by this Agreement.

(c) Governing Law. This Agreement shall be construed in accordance with the laws of Nevada applicable to contracts made and wholly to be performed within the State of Nevada and shall be binding upon the successors and assigns of each party hereto. Buyer and Seller hereby mutually waive trial by jury and consent to exclusive jurisdiction and venue in the courts of the State of Ohio. At the Seller's election, any dispute between the parties may be arbitrated rather than litigated in the courts, before the arbitration board of the American Arbitration Association in Ohio and pursuant to its rules. Upon demand made by the Seller to the Buyer or any one of them, such Buyer(s) agree to submit to and participate in such arbitration. This Agreement may be executed in counterparts, and the facsimile transmission of an executed counterpart to this Agreement shall be effective as an original.

(d) Seller Indemnification. Seller agrees to indemnify and hold Buyer harmless from any and all claims, damages and liabilities arising from Seller's breach of its representations and/or covenants set forth herein.

(e) Buyer’ Indemnification. Buyer agrees to indemnify and hold Seller harmless from any and all claims, damages and liabilities arising from Buyer' breach of their representations and warranties set forth in this Agreement.

(f) Form D. Seller shall filed a Form D with the SEC and all filings required by any applicable state securities regulatory agencies upon the Closing of this transaction.

(h) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered by hand or sent by Fedex for next day delivery. Each such notice or other communication shall for all purposes of this Escrow Agreement be treated as effective or having been given when delivered, if delivered personally, or, if sent by overnight express mail service, 1 day after the same has been depos-ited with the Fedex. All such notices must also be sent by facsimile on the same day to the parties as follows:

If to Seller: Universal Tracking Solutions, Inc.
3317 S. Higley Rd., Suite 114-475
Gilbert, AZ 85297
Attn: Keith Tench, CEO
Phone: 877-279-8877
Fax: 480-855-8871

If to Buyer: See Page 1 of this Agreement

(i) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first set forth above.

Official Signatory of Seller:

By: _______________________
Keith Tench, CEO

Signatory of Buyer:

By:
Name